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Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-37491) pertaining to the Vicor Corporation 1984 Stock Option Plan, the Registration Statement (Form S-8, No. 33-65154) pertaining to the Vicor Corporation 1993 Stock Option Plan, the Registration Statement (Form S-8, No. 333-61177) pertaining to the 1998 Stock Option and Incentive Plan and in the Registration Statement (Form S-8, No. 333-44790) pertaining to the 2000 Stock Option and Incentive Plan of our report dated January 25, 2002, except for the third paragraph of Note 6, as to which the date is February 28, 2002, with respect to the consolidated financial statements and schedule of Vicor Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




                                                       /s/ Ernst & Young LLP



     Boston, Massachusetts
     March 13, 2002















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